As filed with the Securities and Exchange Commission on   January 6, 1997
                                      Registration No. 333-16591

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549

             Pre-Effective Amendment No.1 to      FORM S-3

                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933
                       _____________________

                    LOGIC DEVICES INCORPORATED
      (Exact name of Registrant as specified in its charter)

         CALIFORNIA                          94-2893789
 (State or other jurisdiction of   (I.R.S. Employer Identification
 incorporation or organization)                Number)

                        1320 Orleans Drive
                   Sunnyvale, California  94089
                          (408) 542-5400
  (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)
                      ______________________

                          William J. Volz
                             President
                    Logic Devices Incorporated
                        1320 Orleans Drive
                   Sunnyvale, California  94089
                          (408) 542 5400
   (Name and address, including zip code, and telephone number, including area code, of agent for service)
                      _______________________
                            COPIES TO:

                       David R. Selmer, Esq.
             Barack, Ferrazzano, Kirschbaum & Perlman
                       333 West Wacker Drive
                            Suite 2700
                     Chicago, Illinois  60606
                          (312) 984-3155

 Approximate date of commencement of proposed sale to the public: As soon as possible after the Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. <square>

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
 <checked-box>

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. <square>

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. <square>

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.<square>

                  CALCULATION OF REGISTRATION FEE

 Title of Each Class
 of Securities
 to be Registered..............Common Stock, no par value

 Amount to be
 Registered(1).................1,919,014

 Proposed Maximum
 Offering Price
 Per Share(2)..................$2.16

 Proposed Maximum
 Aggregate Offering
 Price(2)......................$4,145,070.20

 Amount of
 Registration Fee(2)...........$1,257.00

                   [Continued on the next Page]

 (1) Consisting of (i) 1,784,664 shares of Common Stock and (ii) 134,350 additional shares of Common Stock issuable upon exercise of warrants to purchase Common Stock being registered on this form and an indeterminate number of additional shares of Common Stock issuable pursuant to the antidilution provisions of these warrants.

 (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and the average of the high and low sales prices as reported on the National Association of Securities Dealers Automated Quotation National Market System for November 20, 1996.

 The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                       SUBJECT TO COMPLETION
            PRELIMINARY PROSPECTUS DATED     JANUARY 6,1997

                    LOGIC DEVICES INCORPORATED

                 1,919,014 SHARES OF COMMON STOCK


     This Prospectus relates to (i) 1,784,664 shares of common stock, no par value per share (the "Common Stock"), of Logic Devices Incorporated (the "Company") and (ii) 134,350 additional shares of Common Stock issuable upon exercise of certain warrants (the "Warrants") to purchase Common Stock which shares and Warrants are held by the "Selling Shareholders" identified herein (the "Offered Securities"). Warrants for 2,500 shares are exercisable for a period ending August 21, 1998, a Warrant for 31,850 shares is exercisable for a period ending September 19, 1998 and a Warrant to purchase 100,000 shares is exercisable for a period ending February 15, 2000. See "Subsequent Events."

     The Offered Securities may be offered from time to time by the "Selling Shareholders" or their pledgees, donees, transferees or other successors in interest. See "Selling Shareholders." THE SELLING SHAREHOLDERS HAVE ADVISED THE COMPANY THAT SALES OF THE OFFERED SECURITIES MAY BE MADE, IF AT ALL, FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART, THROUGH THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART OR RULE 144 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), IN THE OVER-THE-COUNTER MARKET THROUGH LICENSED BROKER-DEALERS OR OTHERWISE, AT THE THEN PREVAILING MARKET PRICES OR OTHERWISE AT PRICES AND ON TERMS THEN OBTAINABLE OR THROUGH PRIVATELY NEGOTIATED TRANSACTIONS. NO PERIOD OF TIME HAS BEEN FIXED WITHIN WHICH THE OFFERED SECURITIES COVERED BY THIS PROSPECTUS MAY BE OFFERED OR SOLD. SEE "PLAN OF DISTRIBUTION."

     The Company will receive no part of the proceeds of any sales of the Offered Securities except for the exercise price of the Warrants. The Company will pay all expenses with respect to this Offering, except for underwriting discounts, brokerage fees and commissions and transfer taxes for the Selling Shareholders, which will be borne by the Selling Shareholders.

 INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
                        SEE "RISK FACTORS."

       The Company's Common Stock is traded in the national over-the-counter market and prices are quoted by the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market System under the symbol LOGC. On

    Janaury 3, 1997,     the last reported sale price of the
 Common Stock, as reported by the Nasdaq National Market System, was
 $ 2 7/16    .[/R]


 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
        PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
       ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY
                               IS UNLAWFUL.



         THE DATE OF THIS PROSPECTUS IS              , 1997

     No person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus in connection with the Offered Securities and, if given or made, such information and representations must not be relied upon as having been authorized by the Company or the Selling Shareholders.
 Neither the delivery of this Prospectus nor any sale made under this Prospectus shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or since the date of any documents incorporated herein by reference. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any state to any person to whom it is unlawful to make such offer in such state.


                       AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and are also available for inspection and copying at the regional offices of the Commission located at 75 Park Place, 14th Floor, New York, New York 10007 and at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511.

     The Company has filed with the Commission, 450 Fifth Street N.W., Washington, D.C. 20549, a Registration Statement on Form S-3 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Common Stock offered pursuant to this Prospectus. This Prospectus, which is part of the Registration Statement, does not contain all of the information, exhibits and undertakings set forth in the Registration Statement, certain portions of which are omitted as permitted by the Rules and Regulations of the Commission. For further information concerning the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits filed therewith, which may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Commission and its regional officers at the locations listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                DOCUMENTS INCORPORATED BY REFERENCE

     The following documents filed with the Commission are incorporated by reference in this Prospectus:

     (1) the Company's Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 1995 (File No. 0-17187);
     (2) all other reports filed pursuant to Section 13(a) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above.
     (3) the description of the Company's Common Stock contained in its Registration Statement on Form S-18, as amended (File No. 33-23763-LA).

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this Offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, are hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus and the Registration Statement of which it is a part to the extent that a statement contained herein or in any other subsequently filed Incorporated Document or in an accompanying prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded should not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the Registration Statement.

     The Company will, without charge, provide to each person (including any beneficial owner) to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the Incorporated Documents (not including exhibits unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests for such information should be directed to the Chief Financial Officer at the address and telephone number set forth under "The Company."


                           RISK FACTORS

     Investment in the Common Stock involves a high degree of risk. Prospective investors should carefully consider the following risk factors in evaluating the Company and its business before investing in the Common Stock.

     DEPENDENCE ON NEW PRODUCTS AND TECHNOLOGIES. The Company's future success will depend, in large part, upon its ability to successfully develop and market new products, and to have access to leading edge semiconductor wafer fabrication process technology. The Company serves a number of small or niche markets which each require constant monitoring and evaluation by the Company. Semiconductor design and process technologies are subject to rapid technological change, requiring a high level of expenditure for research and development. Further, even if successfully developed, the success of new product introductions is dependent on several factors, including proper new product selection, timely product introduction, achievement of acceptable production yields and market acceptance. There can be no assurance that the Company will successfully develop new products that can be introduced on a timely or cost-effective basis or that will achieve market acceptance.

     DEPENDENCE ON OUTSIDE WAFER FOUNDRIES AND TECHNOLOGY. The Company is dependent on outside silicon foundries, two located in Japan, one located in Taiwan, one located in Germany and one located in the U.S., for its silicon wafer fabrication. While the Company can obtain wafers used in many of its current products from any of these five sources, each source uses a different technological process. During 1992, the Company redesigned its static random access memories ("SRAM") product line and initiated product designs with two of its current foundries as a result of the termination of a guaranteed supply arrangement with a domestic supplier, and during the end of 1995 and the beginning of 1996, the Company redesigned its Digital Signal Processing ("DSP") product line and initiated product designs with another of its current foundries as a result of the Company's inability to obtain adequate quantities of processed wafers. While the Company regularly evaluates the availability of additional sources of processed wafers, there can be no assurance that other foundries will be available or, if available, will be able to supply wafers on a timely basis or provide a process which is technologically comparable or as cost-effective as the process used by the Company's current foundries. Other semiconductor companies pursuing outside wafer fabrication may enter into supply contracts which guarantee certain capacity to the semiconductor company, but require minimum purchase commitments. To date, the Company has not committed itself to minimum purchases although it does have supply contracts with two of its current foundries. The Company's reliance on outside foundries involves several other risks, including reduced control over delivery schedules, quality assurance and costs.

     It is not unusual in the semiconductor industry to experience disruptions in the supply of processed wafers due to quality or yield problems. For this reason the Company has historically maintained a high inventory level of processed wafers. There can be no assurance that such a material disruption in supply will not occur. Further, if the Company's foundries are unable or unwilling to produce adequate supplies of processed wafers, the Company's business would be adversely affected. In such an event the Company would incur delay and expense to redesign its circuits to be compatible with a new manufacturer's complementary metal-oxide-silicon ("CMOS") process.

     CYCLICAL NATURE OF SEMICONDUCTOR INDUSTRY. The semiconductor industry has historically been characterized by repeated and severe business cycles. The industry is characterized by a number of factors, including fluctuation in user demand, price volatility, variations in manufacturing capacity and efficiencies, rapid technological change and significant process and product development. The Company expects that as it introduces a broader range of products, including more standard or commodity products, the cyclical nature of the semiconductor industry may have greater impact on the Company's business and operating results in the future and may cause greater fluctuations in the Company's period-to-period performance.

     COMPETITION. The semiconductor industry is intensely competitive and is characterized by rapid technological change, product obsolescence, fluctuations in both demand and capacity and price erosion. These factors can render obsolete the processes and products currently utilized or produced by the Company. In such cases, the Company will be required to develop products utilizing new processes and may be required to establish new foundry relationships. The Company faces competition from other manufacturers of high-performance integrated circuits, many of which have advanced technological capabilities, are currently increasing their participation in the high-performance CMOS market and have internal wafer fabrication capabilities. The ability of the Company to compete in this rapidly evolving environment depends on elements both within and outside the control of the Company. These elements include: the Company's ability to develop new products in a timely manner; the cost effectiveness of its manufacturing; successful introduction to and acceptance by customers of new products; the speed at which customers incorporate the Company's products into their systems; continued access to advanced semiconductor foundries and leading edge CMOS process technology; the number and capabilities of the Company's competitors as well as general economic conditions. The Company experiences competition from a number of domestic and international companies, most of which have substantially greater financial, technical, manufacturing and marketing resources than the Company. Emerging companies also are attempting to obtain a share of the existing market. To the extent that the Company's products achieve market acceptance, other manufacturers may seek to offer competitive products or embark on pricing strategies which could have adverse effects on the Company's operating results.

     DEPENDENCE ON KEY PERSONNEL. The Company's continued success is dependent in part upon a number of key management personnel and technical employees, the loss of one or more of whom could adversely affect the Company. The Company believes that its future success will depend in part on its ability to attract, retain and motivate highly skilled employees, who are in great demand in the semiconductor industry. The Company does not have any employment agreements with any of its key employees.

     DEPENDENCE ON SUBCONTRACT ASSEMBLY. The Company is dependent on outside subcontract assembly for the assembly of the Company's products. The Company's products are assembled by several independent subcontractors in the United States and the Far East. Shortages of raw materials or disruption in the provision of services by the Company's assembly subcontractors, or other circumstances that would require the Company to seek alternative sources of supply, could lead to constraints or delays in the timely delivery of the Company's products. Such constraints or delays could result in the loss of customers, reductions in the Company's revenue, or other adverse effects on the Company's operating results. The Company's reliance on subcontract assembly involves several other risks, including reduced control over delivery schedules, quality assurance and costs.

     DEPENDENCE ON FEW CUSTOMERS. In 1995, three customers each accounted for 10% or more of net revenues. The loss of any major customer or a substantial reduction in sales from such a customer could adversely affect the Company.

     DEPENDENCE UPON INDEPENDENT DISTRIBUTORS AND SALES REPRESENTATIVES. Much of the Company's sales are generated by electronics distributors and independent sales representatives that are not under the direct control of the Company. See "The Company." These electronics distributors generally represent product lines offered by several companies, including competitive product lines, and thus could reduce their sales efforts applied to the Company's products or terminate their representation of the Company.

     CONTROL BY SHAREHOLDERS. Certain of the Company's shareholders currently are able to exert a significant measure of control over the affairs and policies of the Company if they act together.

     VOLATILITY OF STOCK PRICE. There has been significant volatility in the market price of securities of electronics companies in general, and semiconductor technology companies in particular, including the Company. Various factors and events, including announcements or developments by the Company or other companies engaged in the semiconductor or related industries concerning, among other things, suppliers, customers, financial results, product developments, patents, or proprietary rights may have a significant impact on the Company's business and on the market price of the Common Stock.

     IMPACT OF FUTURE SALES ON MARKET PRICE OF COMMON STOCK. Based on 6,221,750 shares outstanding (assuming exercise of all currently outstanding options and warrants), the number of shares of Common Stock offered hereby represents approximately 31% of the total number of shares of Common Stock outstanding. The Selling Shareholders own 1,919,014 shares of Common Stock, including shares obtainable through the exercise of the Warrants, all of which shares are being registered for sale hereunder. See "Selling Shareholders" and "Plan of Distribution." If the Selling Shareholders or the Company's other shareholders, under Rule 144 or otherwise, were to make available for sale or sell a large amount of Common Stock in the market at one time, the market price of the Common Stock could be adversely affected. Furthermore, other sales of substantial amounts of the Company's Common Stock in the public market, or even the potential for such sales, could adversely effect prevailing market prices for the Company's Common Stock.

     INTERNATIONAL TRADE AND CURRENCY EXCHANGE. Many of the materials and manufacturing steps in the Company's products are supplied by foreign companies. Also, approximately 20%, 18% and 19% of the Company's net sales in 1995, 1994 and 1993, respectively, were to international customers. Accordingly, both manufacturing and sales of the Company's products may be adversely affected by political or economic conditions abroad. The Company's international sales are billed in United States dollars and therefore settlements are not directly subject to currency exchange fluctuations. However, changes in the relative value of the dollar may create pricing pressures for the Company's products. In addition, various forms of protectionist trade legislation have been proposed in the United States and certain foreign countries. A change in current tariff structures or other trade policies could adversely affect the Company's international customers or decrease the cost of products from the Company's international competitors.

     PROTECTION OF PROPRIETARY INFORMATION. The Company has been awarded one patent by the United States Patent Office and has acquired additional patents as part of its acquisition of certain assets of Star Semiconductor Corporation ("Star"); however, the Company relies primarily on its design know-how and continued access to advanced CMOS process technology, rather than on patents, to develop and maintain its competitive position. There can be no assurance that the Company will continue to have access to advanced semiconductor process technology or that others will not develop, patent or gain access to similar know-how and technology, or reverse engineer the Company's products. The Company attempts to protect its trade secrets and other proprietary information through confidentiality agreements with employees, consultants, suppliers and customers, but there can be no assurance that those measures will be adequate to protect the Company's interests. Others in the semiconductor industry have obtained patents covering a variety of semiconductor designs and processes, and the Company has from time to time received and may in the future receive notices from third parties asserting that one or more aspects or uses of the Company's products is infringing such third parties' patent rights. Presently there are no such claims pending against the Company. Although the Company does not believe that it infringes any known patents at this time, if any such infringement exists, the Company may be liable for damages and may find it necessary or desirable to obtain licenses under third parties' patents. Based on industry practice, the Company believes that, in most cases, any necessary licenses could be obtained on conditions that would not materially adversely affect the Company, but there can be no assurances that such licenses could be obtained or that litigation would not occur. The inability of the Company to obtain such licenses or the occurrence of litigation could adversely affect the Company.

                            THE COMPANY

     Logic Devices Incorporated (the "Company") designs and markets high-performance digital integrated circuits. The Company's circuits address applications which require high computational speeds, high-reliability, high levels of circuit integration (complexity) and low power consumption. The Company's products are incorporated into products manufactured by OEMs and utilized in high-speed electronic computational applications in computers and work stations, broadcast and medical video image processing, and telecommunication systems. The Company's product strategy is to develop and market industry standard circuits which offer superior performance, as well as Company proprietary circuits to meet specific customer needs.

     The Company currently offers products in two areas: (1) DSP (digital signal processing) circuits consisting of high-performance arithmetic computational functions (multipliers, arithmetic-logic units "ALUs", special math functions applicable to digital signal processing computations and programmable DSP multiple processor units); and (2) high-speed SRAMs (static random access memories) including FIFO (first in/first out) Memories. As of December 31, 1995, the Company offered 45 catalog products which are sold to a diverse customer base. With the multiplicity of packaging and performance options, the 45 basic products result in nearly 800 catalog items.

     The Company's plug compatible catalog products are designed to replace existing industry standard integrated circuits offering superior performance, lower power consumption and reduced cost. Proprietary catalog products are developed by the Company to address specific functional application needs or performance levels that are not otherwise commercially available. The Company seeks to provide related groups of circuits that OEMs purchase for incorporation into high-performance electronic systems.

     The Company relies on third party silicon foundries to process silicon wafers, each wafer having up to several hundred integrated circuits of a given Company design, from which finished products are then assembled.
 The Company's strategy is to outsource wafer processing to third party foundries in order to avoid the substantial investment in capital equipment required to establish a wafer fabrication facility. The Company works closely with the foundries in order to take advantage of their processing capabilities and continues to explore and develop additional foundry relationships in order to minimize its dependence on any single relationship.

     The Company markets its products worldwide through its own direct sales force, a network of 34 national and international independent sales representatives and 20 international and domestic distributors. In 1995, approximately 45% of the Company's net revenues were derived from OEMs, while sales through foreign and domestic distributors accounted for approximately 55% of net revenues. Among the Company's OEM customers are Bull HN, Solectron Corporation, Loral Systems, Inc., Abekas Video Systems, Inc., IBM Corporation, General Dynamics Corporation, DSC Communications Corporation, Advanced Technology Laboratories, Inc. and Acuson Corporation. Approximately 80% of the Company's net revenues have historically been derived from the United States and approximately 20% have been derived from foreign sales.

     The Company was incorporated under the laws of the State of California in April 1983. The Company's principal offices are located at 1320 Orleans Drive, Sunnyvale, California 94089, and its telephone number is
 (408) 542-5400.

                         SUBSEQUENT EVENTS

     The following events have occurred since December 31, 1995, which updates information contained in the Company's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 1995 (the "1995 Annual Report"):

     GRANT, EXERCISE AND TRANSFER OF WARRANTS. On February 15, 1995, the non-employee directors of the Company were granted warrants to purchase an aggregate of 220,000 shares of Common Stock. The grants were ratified by shareholders of the Company at the Company's 1995 annual meeting of shareholders held June 13, 1995. The warrants have an exercise price of $2.5625 per share, which was the last reported transaction price of the Common Stock on February 15, 1995, and expire on February 15, 2000. Two of the Warrants representing an aggregate of 120,000 shares of Common Stock were exercised in July, 1996 and the remaining Warrant has been transferred to a non-director. The Company extended recourse loans for the exercise price of the Warrants to the parties exercising the Warrants. The shares of Common Stock received on the exercise also have been pledged as security on such loans. The shares of Common Stock issued on exercise of these Warrants and the shares underlying the remaining Warrant are being registered herein. Certain other Warrants to purchase an aggregate of 34,350 shares of Common Stock were issued by the Company in connection with private placements conducted in August and September of 1995, respectively. Under one transaction, a Warrant giving the holder the right to purchase from the Company up to 31,850 shares of Common Stock at an exercise price equal to $12.625 per share (the last reported transaction price on August 21, 1995) was issued. The Warrant was exercisable immediately upon its issuance and expires on August 21, 1998. Under the other transaction, Warrants giving the holders the right to purchase from the Company up to an aggregate of 2,500 shares of Common Stock at an exercise price equal to $11.875 per share (the closing bid price on September 14, 1995) were issued. These Warrants were exercisable immediately upon their issuance and expire on September 19, 1998. The shares underlying each of these Warrants are being registered herein. All of the Warrants granted in these transactions are transferable by the holders thereof in accordance with applicable securities laws.

     ELECTION OF DIRECTORS. At the Company's annual meeting of shareholders held August 1, 1996, a Board of five Directors was elected:
 Howard L. Farkas, Burton W. Kanter, Bruce B. Lusignan, Albert Morrison, Jr. and William J. Volz. Dr. Lusignan is a new member to the Company's Board of Directors and is Director of the Communications Satellite Planning Center, a research laboratory of Stanford University's Electrical Engineering Department. The other four members have been Directors since 1983 and Mr. Volz is the Company's President and Chief Operating Officer.

      LEASE OF SPACE. The Company recently signed a lease with respect to premises located at 1320 Orleans Drive, Sunnyvale, California and took
 possession of the premises    in     December 1996.  The lease has a six year
 term beginning upon the Company taking possession of the premises. The premises consist of approximately 21,500 square feet and will house the Company's main corporate offices and facilities for the Company's research and development efforts, engineering, testing and assembly of its semiconductor products. The lease is triple net and the monthly base rent will be approximately $26,300.00 for each of the first 12 months of the lease increasing thereafter in accordance with the Consumer Price Index on the basis set forth in the lease. The Company believes that the premises will be sufficient to meet its needs both currently and for the term of the lease.

                          USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of any of the Offered Securities by the Selling Shareholders. The Company will receive proceeds from the sale of Common Stock issuable upon exercise of the Warrants if such Warrants are exercised, but only in an amount equal to the exercise price thereof multiplied by the number of shares purchased upon the exercise of the Warrants. If all the Warrants are exercised, the Company would receive net proceeds of $688,043.75. The Company expects to use any such proceeds for working capital and general corporate purposes.


                       SELLING SHAREHOLDERS

     The following table sets forth additional information as of     January 6,
 1997,     regarding the Selling Shareholders' ownership of Common Stock:

                                                      NUMBER OF
                                NUMBER     SHARES         SHARES
                                OF         COVERED     NOT COVERED
 NAME OF                        SHARES     BY THIS       BY THIS
 RECORD OWNER                   OWNED     PROSPECTUS    PROSPECTUS

 Aries Peak, Inc.(1)            1,250(2)     1,250           0

 BRT Partnership(3)           319,482      319,482           0

 CIBC Trust Company (Bahamas)
  Limited, as Trustee         100,000(2)   100,000           0

 Farkas, Howard(4)            100,000      100,000           0

 First Bermuda Securities
  Limited(1)                   31,850(2)    31,850           0

 Hellerstein, Stephen,
  as Trustee(5)               749,305      749,350           0

 Kanter Family Foundation(6)   50,000       50,000           0

 Morrison, Albert, Jr.(7)      20,877       20,877           0

 Pacific Miners Ltd.(1)         1,250(2)     1,250           0

 Walnut Capital Corp.(8)       45,000       45,000           0

 Windy City, Inc.(9)          500,000      500,000           0

     TOTAL                  1,919,014    1,919,014           0

 (1) Placement agent for certain shares of Company common stock during 1995.
 (2)  Represents shares obtainable through Warrant exercise.
 (3) An Illinois general partnership, the partners of which are 25 irrevocable trusts of which Solomon A. Weisgal is the sole trustee, held for the benefit of various members of Burton Kanter's extended family but excluding Mr. Kanter. Mr. Kanter is a director of the Company.
 (4)  Mr. Farkas is a director of the Company.
 (5) Mr. Hellerstein is the Trustee of 15 irrevocable trusts, the beneficiaries of which consist of Mr. Farkas and members of his family.
 (6) The Kanter Family Foundation is a non-profit, charitable foundation, the directors of which are Mr. Morrison, a director of the Company, and sons of Mr. Kanter and the officers of which are members of Mr. Kanter's family.
 (7)  Mr. Morrison is a director of the Company.
 (8) Mr. Kanter is a director and the Chief Executive Officer of Walnut Capital Corp.
 (9) The BRT Partnership owns 100% of the outstanding common stock of Windy City, Inc. which constitutes all of the currently outstanding voting stock of Windy City, Inc.

                       PLAN OF DISTRIBUTION

     The Offered Securities may be sold from time to time by the Selling Shareholders or their pledgees, donees, transferees or other successors in interest in one or more transactions at a fixed offering price, at varying prices determined at the time of sale or at negotiated prices. Such sales may be made to purchasers directly by the Selling Shareholders (or their pledgees, donees, transferees or other successors in interest) or, alternatively, the Selling Shareholders (or their pledgees, donees, transferees or other successors in interest) may offer the Offered Securities, pursuant to Registration Statement of which this Prospectus is a part or Rule 144 of the Securities Act, through underwriters, dealers, brokers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders (or their pledgees, donees, transferees or other successors in interest) and/or the purchasers of the Offered Securities for whom they may act as agents. In effecting sales of Offered Securities, brokers or dealers may arrange for other brokers or dealers to participate. Such brokers or dealers and any other participating brokers or dealers may be deemed to be underwriters within the meaning of the Securities Act in connection with such sales. Sales of Common Stock may be made through Nasdaq or otherwise at prices and at terms then prevailing or in negotiated transactions.

     The Company has agreed to indemnify the Selling Shareholders against certain liabilities in connection with the distribution of the Offered Securities, including liabilities under the Securities Act. Under agreements that may be entered into by the Selling Shareholders, brokers or dealers who participate in the distribution of the Offered Securities may be entitled to indemnification by the Selling Shareholders and the Company against certain liabilities, including liabilities under the Securities Act.


                           LEGAL MATTERS

     The validity of the Offered Securities has been passed upon by Barack, Ferrazzano, Kirschbaum & Perlman, Chicago, Illinois.


                              EXPERTS

     The financial statements and the related supplemental schedules incorporated into this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, as amended, have been so incorporated in reliance upon the report of Meredith, Cardozo & Lanz, independent accountants, given upon the authority of said firm as experts in auditing and accounting.

 NO   DEALER,  SALESPERSON  OR
 OTHER   INDIVIDUAL  HAS  BEEN
 AUTHORIZED    TO   GIVE   ANY
 INFORMATION   OR   MAKE   ANY
 REPRESENTATIONS NOT CONTAINED
 IN    THIS   PROSPECTUS    IN
 CONNECTION  WITH THE OFFERING
 COVERED  BY THIS  PROSPECTUS.
 IF   GIVEN  OR   MADE,   SUCH
 INFORMATION OR REPRESENTATIONS
 MUST NOT  BE  RELIED  UPON AS
 HAVING BEEN AUTHORIZED BY THE
 COMPANY. THIS PROSPECTUS DOES
 NOT  CONSTITUTE  AN OFFER  TO
 SELL, OR A SOLICITATION OF AN                  LOGIC DEVICES
 OFFER TO BUY, THE COMMON STOCK                 INCORPORATED
 IN ANY JURISDICTION WHERE, OR
 TO ANY PERSON TO WHOM,  IT IS
 UNLAWFUL  TO  MAKE  ANY  SUCH
 OFFER OR SOLICITATION. NEITHER
 THE    DELIVERY    OF    THIS
 PROSPECTUS  NOR ANY SALE MADE
 HEREUNDER  SHALL,  UNDER  ANY
 CIRCUMSTANCES,    CREATE   AN
 IMPLICATION THAT THERE HAS NOT
 BEEN ANY CHANGE IN  THE FACTS
 SET  FORTH IN THIS PROSPECTUS
 OR  IN  THE  AFFAIRS  OF  THE
 COMPANY SINCE THE DATE HEREOF.

                                               1,919,014 shares of
                                                  Common Stock





       TABLE OF CONTENTS

                          PAGE
 Available Information       2

 Documents   Incorporated   By
 Reference                   2               ________________________

 Risk Factors                3                      PROSPECTUS

 The Company                 6               ------------------------

 Subsequent Events           7

 Use of Proceeds             8

 Selling Shareholders        8

 Plan of Distribution        9

 Legal Matters               9

 Experts                     9

                                            __________________,1997

                              PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

 ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth those expenses for distribution to be incurred in connection with the issuance and distribution of the securities being registered.

 Registration Fee                              $   1,257.00
 Legal Fees and Expenses                       $  10,000.00
 Accounting Fees and Expenses                  $     500.00
 Miscellaneous                                 $     234.00

 Total                                         $  12,000.00

     All expenses are estimated except the Registration Fee.

 ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Articles of Incorporation and Bylaws require the Registrant to indemnify officers and directors of the Registrant to the full extent permitted by Section 317 of the California General Corporation Law.
 Section 317 of the California General Corporation law makes provisions for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

 ITEM 16.  EXHIBITS

     Exhibit
       NO.          DESCRIPTION

        3.1*        Articles of Incorporation of Logic Devices Incorporated,
                    as amended.  Incorporated by reference to Ex. 3.1 of the
                    Registrant's Form S-18 Registration Statement (File No.
                    33-23763-LA)
        3.2*        Bylaws of Logic Devices Incorporated.  Incorporated by
                    reference to Ex. 3.2 of the Registrant's Form S-18
                    Registration Statement (File No. 33-23763-LA)
        4.1*        Form of certificate for shares of the Company's Common
                    Stock.  Incorporated by reference to Exhibit 1.1 of the
                    Amendment No. 1 on Form 8 to Application or Report Filed
                    Pursuant to Section 12, 13 or 15(d) of the Securities
                    Exchange Act of 1934, dated October 4, 1988 (File No. 0-
                    17187)
        5.1*        Opinion Letter of Barack, Ferrazzano, Kirschbaum & Perlman
                    regarding the validity of the securities being registered
       10.1*        Assignment of Warrant to purchase an aggregate of 100,000
                    shares of Common Stock
       10.2*        Form of Warrant to purchase an aggregate of 31,850 shares
                    of Common Stock.  Incorporated by reference to Exhibit 4.2 of the Registrant's Quarterly Report on Form 10-Q for the
                    quarter ended September 30, 1995 (File No. 0-17187)
       10.3*        Form of Warrant to purchase an aggregate of 2,500 shares
                    of Common Stock.  Incorporated by reference to Exhibit 4.1 of the Registrant's Quarterly Report on Form 10-Q for the
                    quarter ended September 30, 1995 (File No. 0-17187)
       10.4*        Secured Promissory Note between Howard Farkas and the
                    Registrant
       10.5*        Secured Promissory Note between Albert Morrison, Jr. and
                    the Registrant
       10.6*        Real Estate Lease.  Incorporated by reference to Exhibit
                    10.1 of the Registrant's Quarterly Report on Form 10-Q for
                    the quarter ended September 30, 1996 (File No. 0-17187)
       23.1*        Consent of Barack, Ferrazzano, Kirschbaum & Perlman
                    (included in Exhibit 5.1)
       23.2*        Consent of Meredith Cardozo
       24.1*        Powers of Attorney (included on signature page)

 * Previously filed

 ITEM 17.  UNDERTAKINGS

   (a)  The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

 provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has caused this

   Pre-effective
 amendment No.1 to the     registration statement    on Form S-3     to be
 signed on its behalf by the undersigned, thereunto duly authorized, in the
 City of Sunnyvale, State of California, on    January 6, 1997    .[/R]

                                 LOGIC DEVICES INCORPORATED


                                 By:/S/ WILLIAM J. VOLZ
                                        William J. Volz
                                        President and Director

                                 By:/S/ TODD J. ASHFORD
                                        Todd J. Ashford
                                        Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this

   Pre-
 Effective Amendment No. 1 to the      Registration Statement on Form S-3 has
 been signed by each of following persons in the capacities indicated on
    January 6, 1997    .[/R]

 SIGNATURE                       TITLE


    *                            Chairman of the Board
 Howard L. Farkas

    *                            Director
 Burton W. Kanter

    *                            Director
 Albert Morrison, Jr.

    *                            Director
 Bruce B. Lusignan

 /S/ WILLIAM J. VOLZ             President and Director
 William J. Volz                 (Principal Executive Officer)

 /S/ TODD J. ASHFORD             Chief Financial Officer (Principal
 Todd J. Ashford                 Financial and Accounting Officer)


    * Todd J. Ashford, by signing his name hereto, does hereby sign this document on behalf of himself and on behalf of each of the other persons named above pursuant to powers of attorney duly executed by such other persons and included on the signature page of the original filing of the Registration Statement.


                                 /S/  TODD J. ASHFORD
                                 TODD J. ASHFORD, Attorney-in-Fact

                   LOGIC DEVICES INCORPORATED

                       INDEX TO EXHIBITS

 EXHIBIT
 NUMBER     DESCRIPTION OF EXHIBITS             SEQUENTIALLY
                                                NUMBERED
                                                PAGE OF
                                                EXHIBIT
 3.1* Articles of Incorporation of Logic Devices Incorporated, as amended. Incorporated by reference to Ex. 3.1 of the Registrant's Form S-18 Registration Statement (File No. 33-23763-LA)
 3.2* Bylaws of Logic Devices Incorporated. Incorporated by reference to Ex. 3.2 of the Registrant's Form S-18 Registration Statement (File No. 33-23763-LA)
 4.1* Form of certificate for shares of the Company's Common Stock. Incorporated by reference to Exhibit 1.1 of the Amendment No. 1 on Form 8 to Application or Report Filed Pursuant to Section 12, 13 or 15(d) of the Securities Exchange Act of 1934, dated October 4, 1988 (File No. 0-17187)
 5.1* Opinion Letter of Barack, Ferrazzano, Kirschbaum & Perlman regarding the validity of the securities being registered
 10.1* Assignment of Warrant to purchase an aggregate of 100,000 shares of Common Stock
 10.2* Form of Warrant to purchase an aggregate of 31,850 shares of Common Stock. Incorporated by reference to Exhibit 4.2 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995 (File No. 0-17187)
 10.3* Form of Warrant to purchase an aggregate of 2,500 shares of Common Stock. Incorporated by reference to Exhibit 4.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995 (File No. 0-17187)
 10.4*  Secured Promissory Note between Howard Farkas and the Registrant
 10.5*  Secured Promissory Note between Albert Morrison, Jr. and the
        Registrant
 10.6* Real Estate Lease. Incorporated by reference to Exhibit 10.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (File No. 0-17187)
 23.1* Consent of Barack, Ferrazzano, Kirschbaum & Perlman (included as part of Exhibit 5)
 23.2*  Consent of Meredith Cardozo
 24.1*  Powers of Attorney (included on signature page)

 *  Previously filed